UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 12, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas  77515

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 12, 2017.  All proposals were approved.  The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Election of Directors

Name	For	Withheld
David W. Scheible	43,581,233	1,139,926
Douglas G. Duncan	42,065,347	2,655,812
Robert K. Gifford	43,873,608	847,551
Kenneth T. Lamneck	43,595,841	1,125,318
Jeffrey S. McCreary	43,877,852	843,307
Paul J. Tufano	42,625,748	2,095,411
Clay C. Williams	43,588,462	1,132,697

In addition, there were 1,765,339 broker non-votes on the Election of Directors.  Based on the results, Messrs. Scheible, Duncan, Gifford, Lamneck, McCreary, Tufano and Williams have been elected as Directors and will hold office until the Company’s 2018 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Say on Pay
For	Against	Abstain	Non-Vote
42,455,720	2,169,341	96,098	1,765,339

Future Frequency of Say on Pay
1 year	2 years	3 years	Abstain
34,120,181	166,089	10,331,088	103,801

Ratification of Auditors
For	Against	Abstain	Non-Vote
46,045,329	277,909	163,260	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 16, 2017	By: /s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer